Exhibit 99.1

NYSE Amex: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Common Share Purchase Warrants to be Listed for Trading on the
Toronto Stock Exchange

Casper, Wyoming, December 9, 2009 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that a total of 4,250,000 common share purchase warrants (the “Warrants”) of Uranerz Energy Corporation (the “Company”) will be listed and posted for trading on the Toronto Stock Exchange at the opening on Wednesday, December 9, 2009, under the symbol: URZ.WT.

The Warrants were issued in connection with a prospectus offering of units by the Company, with each unit consisting of one common share and one-half of a Warrant. Each whole Warrant entitles the holder to purchase one additional common share of the Company at a price of US$3.00 per share at any time before 5:00 p.m. (Denver time) on April 27, 2012. In the event that the closing price of the Company’s common shares on a market in the United States exceeds US$3.50, for a period of 20 consecutive trading days, the Company may, within 5 days after such an event, provide notice by way of news release to the holders of the Warrants of early expiry and thereafter the Warrants will expire on the date which is 30 days after the date of the notice to holders of Warrants.

The Warrants will be governed by the terms of a warrant indenture and a supplemental warrant indenture between the Company and Corporate Stock Transfer, Inc. as warrant agent. The warrant indenture provides for appropriate adjustments to the Warrants in the event of stock dividends, subdivisions, consolidations and other forms of capital reorganization.

About Uranerz

Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving commercial ISR uranium production. The Company controls a strategic land position in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A.

The Uranerz management team has specialized expertise in the ISR uranium mining method, and a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has entered into long-term contracts for the sale of uranium to two of the largest nuclear utilities in the U.S., including Exelon.

Wyoming has a long and continuous commercial ISR uranium mining history dating back to 1987. Wyoming has the largest reserves, and is the largest producer of uranium, of any U.S. state.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information
For further information, please contact the Company’s Investor Relations Department at 1-800-689-1659, refer to the Company’s website at www.uranerz.com , review the Company’s filings with the Securities and Exchange Commission at www.sec.gov , or visit the Company’s profile on the SEDAR website at www.sedar.com.

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, all statements which contain projections or expectations about future events. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.